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                    Conectiv Communications of Virginia, Inc.

                                     B.11.1

                          Certificate of Incorporation
                             Filed November 2, 1999
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                            ARTICLES OF INCORPORATION
                                       OF
                    CONECTIV COMMUNICATIONS OF VIRGINIA, INC.

The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:

1.       The name of the corporation is:

         Conectiv Communications of Virginia, Inc.                             .
         ----------------------------------------------------------------------

2. The number (and classes, if any) of shares the corporation is authorized to issue is (are):

         NUMBER OF SHARES AUTHORIZED                          CLASS(ES)
         1,000                                                common
         -----                                                ------

3.       A. The corporation's initial registered office address which is the business address of the initial registered agent is:

            5511 Staples Mill Road, Richmond           VA             23228
            --------------------------------------               ----------
            (number/street)         (city or town)               (ZIP code)

         B. The registered office is physically located in the [   ] City of
            [ X ] County of

            Henrico                                                            .
            -------------------------------------------------------------------

4.       A. The name of the corporation's initial registered agent is

            Edward R. Parker                                                   .
            -------------------------------------------------------------------

         B. The initial registered agent is (mark appropriate box):

            (1) An INDIVIDUAL who is a RESIDENT OF VIRGINIA and

                [   ]  an initial director of the corporation

                [ X ]  a member of the Virginia State Bar

                                       OR

            (2) [   ]  a professional corporation or professional limited
                       liability company of attorneys registered under Section
                       54.1-3902, Code of Virginia

5.       The NAMES and ADDRESSES of the initial directors are:

         Howard E. Cosgrove        P.O. Box 231, Wilmington, DE 19899

         John C. van Roden, Jr.    P.O. Box 231, Wilmington, DE 19899

         Moira K. Donoghue         P.O. Box 231, Wilmington, DE 19899

6.       INCORPORATOR(S):

                                                        Nina J. Hertz
         --------------------------               ------------------------------
         Signature(s)                                       Printed name(s)
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7.       The purpose of the Corporation and the nature and objects of business to be transacted, promoted, conducted or carried out is:

                           to conduct the business of a telephone company as a public service company, and it shall have power to conduct other public service business or non-public service business to the fullest extent authorized or permitted by the laws thereof.

8. The Board of Directors may make, add to, delete from, alter and repeal any By-law of the Corporation.

9. In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Corporation shall indemnify its directors, officers, employees and agents against expenses, judgment, fines and amounts paid in settlement actually and reasonably incurred by them by reason of their serving in such capacity to the fullest extent authorized or permitted by Virginia law.